EX. 23.4 Consent of Austin Legal Group, APC

Austin Legal Group, APC
LAWYERS 3990 OLD TOWN AVE, STE A-112 SAN DIEGO, CA 92110 LICENSED IN CALIFORNIA & HAWAII TELEPHONE (619) 550-2330 FACSIMILE (619) 881-0045 Writer’s Email: gaustin@austinlegalgroup.com
November 7, 2011

Citadel EFT, Inc.

825 College Blvd., Ste 102-328

Oceanside, CA 92057

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registrations Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Sincerely,

AUSTIN LEGAL GROUP, APC

By:	/s/ Gina M. Austin
Gina M. Austin, Esq.